Exhibit 3.66

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:05 PM 08/30/2005
FILED 03:51 PM 08/30/2005
SRV 050714574 - 4023058 FILE

CERTIFICATE OF INCORPORATION

of

HEPHAESTUS INTERMEDIATE HOLDINGS, INC.

The undersigned incorporator, in order to form a corporation under the General Corporation Law of the State of Delaware (the “General Corporation Law”), certifies as follows:

1.                                      Name. The name of the corporation is “Hephaestus Intermediate Holdings, Inc.” (the “Corporation”).

2.                                      Address: Registered Office and Agent. The address of the Corporation’s registered office is 615 South DuPont Highway, City of Dover, County of Kent, State of Delaware 19901; and the name of its registered agent at such address is National Corporate Research, Ltd.

3.                                      Purposes. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.

4.                                      Number of Shares. The total number of shares of stock that the Corporation shall have authority to issue is: One Thousand (1,000), all of which shall be shares of Common Stock of the par value of One penny ($0.01) each.

5.                                      Name and Mailing Address of Incorporator. The name and mailing address of the incorporator is: Ndidi A. Oriji, Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, New York 10019-6064.

6.                                      Election of Directors. Unless and except to the extent that the Bylaws of the Corporation (the “By-laws”) shall so require, the election of directors of the Corporation need not be by written ballot.

7.                                      Limitation of Liability. To the fullest extent permitted under the General Corporation Law, as amended from time to time, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

Any amendment, repeal or modification of the foregoing provision shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, repeal or modification.

8.                                      Indemnification.

8.1                               Right to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a

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director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity (an “Other Entity”), including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except as otherwise provided in Section 8.3, the Corporation shall be required to indemnify a Covered Person in connection with a Proceeding (or part thereof) commenced by such Covered Person only if the commencement of such Proceeding (or part thereof) by the Covered Person was authorized by the Board of Directors of the Corporation (the “Board”). For the avoidance of doubt, notwithstanding anything to the contrary contained herein, no Covered Person shall be indemnified in any Proceeding by reason of the fact that he or she, or a person for whom he or she is a legal representative, is or was a director or officer of any entity other than the Corporation, including, without limitation, any predecessor entity thereof, or while a director or officer of any such entity was serving at the request of any such entity as a director, officer, employee or agent of an Other Entity, including service with respect to employee benefit plans, against liability and loss suffered and expenses (including attorneys’ fees) incurred by such Covered Person.

8.2                               Prepayment of Expenses. The Corporation shall pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending any Proceeding in advance of its final disposition, provided, however, that, to the extent

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required by applicable law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article 8 or otherwise.

8.3                               Claims. If a claim for indemnification or advancement of expenses under this Article 8 is not paid in full within 30 days after a written claim therefor by the Covered Person has been received by the Corporation, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

8.4                               Nonexclusivity of Rights. The rights conferred on any Covered Person by this Article 8 shall not be exclusive of any other rights that such Covered Person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, the By-laws, agreement, vote of stockholders or disinterested directors or otherwise.

8.5                               Other Sources. The Corporation’s obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of an Other Entity shall be reduced by

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any amount such Covered Person may collect as indemnification or advancement of expenses from such Other Entity.

8.6                               Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article 8 shall not adversely affect any right or protection hereunder of any Covered Person in respect of any act or omission occurring prior to the time of such repeal or modification.

8.7                               Other Indemnification and Prepayment of Expenses. This Article 8 shall not limit the right of the Corporation, to the extent and in the manner permitted by applicable law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.

9.                                      Adoption, Amendment and/or Repeal of By-Laws. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board is expressly authorized to make, alter and repeal the By-laws, subject to the power of the stockholders of the Corporation to alter or repeal any By-law whether adopted by them or otherwise.

10.                               Powers of Incorporator. The powers of the incorporator are to terminate upon the filing of this Certificate of Incorporation with the Secretary of State of the State of Delaware. The name and mailing address of the person who is to serve as the initial director of the Corporation, or until successors are duly elected and qualified, is:

Michael Psaros
200 Park Avenue
New York, NY 10166

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11.                               Certificate Amendments. The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by applicable law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this article.

WITNESS the signature of this Certificate of Incorporation this 30th day of August, 2005.

By:		/s/Ndidi A. Oriji
	Name:	Ndidi A. Oriji
	Title:	Incorporator

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State of Delaware
Secretary of State
Division of Corporations
Delivered 07:07 PM 03/28/2008
FILED 07:03 PM 03/28/2008
SRV 080371957 - 4023058 FILE

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

HEPHAESTUS INTERMEDIATE HOLDINGS, INC.

The undersigned, being a duly elected officer of Hephaestus Intermediate Holdings, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That Article 1 of the Certificate of Incorporation be and it hereby is amended to read as follows:

“Name. The name of the Corporation is HHI Forging, Inc. (the “Corporation”).”

SECOND: That the amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

THIRD: That this Certificate of Amendment shall be effective upon filing.

IN WITNESS WHEREOF, the undersigned has signed this Certificate of Amendment as of this 28th day of March , 2008.

HEPHAESTUS INTERMEDIATE HOLDINGS, INC.
a Delaware corporation

By:	/s/ George Thanopoulos
Name:	George Thanopoulos
Title:	Chief Executive Officer

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:42 PM 01/05/2009
FILED 03:42 PM 01/05/2009
SRV 090005112 - 4023058 FILE

STATE OF DELAWARE

CERTIFICATE OF CONVERSION

FROM A CORPORATION TO A

LIMITED LIABILITY COMPANY PURSUANT TO

SECTION 18-214 OF THE LIMITED LIABILITY ACT

1.                                      The jurisdiction where the Corporation first formed is Delaware.

2.                                      The jurisdiction immediately prior to filing this Certificate is Delaware.

3.                                      The date the Corporation first formed is August 30, 2005.

4.                                      The name of the Corporation immediately prior to filing this Certificate is: HHI Forging, Inc.

5.                                      The name of the Limited Liability Company as set forth in the Certificate of Formation is: HHI Forging, LLC.

IN WITNESS WHEREOF, the undersigned has executed this Certificate on the 5thday of January. 2009.

HHI FORGING, INC.

By:	/s/ Michael Johnson
Name: Michael Johnson
Title: Chief Financial Officer

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:42 PM 01/05/2009
FILED 03:42 PM 01/05/2009
SRV 090005112 - 4023058 FILE

CERTIFICATE OF FORMATION

OF

HHI FORGING, LLC

Pursuant to 6 Del, C.§ 28-201

1.                                      The name of the limited liability company is HHI Forging, LLC.

2.                                      The address of the registered office in the State of Delaware is 615 South DuPont Highway, City of Dover, County of Kent, State of Delaware 19901. The name of the registered agent at such address is National Corporate Research, Ltd.

3.                                      The term of the limited liability company shall be perpetual.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation this 5th day of January, 2009.

/s/ Michael Johnson
Michael Johnson
Chief Financial Officer

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:42 PM 01/05/2009
FILED 03:42 PM 01/05/2009
SRV 090005112 - 4023058 FILE

STATE OF DELAWARE

CERTIFICATE OF CONVERSION

FROM A CORPORATION TO A

LIMITED LIABILITY COMPANY PURSUANT TO

SECTION 18-214 OF THE LIMITED LIABILITY ACT

1.                                      The jurisdiction where the Corporation first formed is Delaware.

2.                                      The jurisdiction immediately prior to filing this Certificate is Delaware.

3.                                      The date the Corporation first formed is August 30, 2005.

4.                                      The name of the Corporation immediately prior to filing this Certificate is: HHI Forging, Inc.

5.                                      The name of the Limited Liability Company as set forth in the Certificate of Formation is: HHI Forging, LLC.

IN WITNESS WHEREOF, the undersigned has executed this Certificate on the 5thday of January. 2009.

HHI FORGING, INC.

By:	/s/ Michael Johnson
Name: Michael Johnson
Title: Chief Financial Officer

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:42 PM 01/05/2009
FILED 03:42 PM 01/05/2009
SRV 090005112 - 4023058 FILE

CERTIFICATE OF FORMATION

OF

HHI FORGING, LLC

Pursuant to 6 Del, C.§ 28-201

1.                                      The name of the limited liability company is HHI Forging, LLC.

2.                                      The address of the registered office in the State of Delaware is 615 South DuPont Highway, City of Dover, County of Kent, State of Delaware 19901. The name of the registered agent at such address is National Corporate Research, Ltd.

3.                                      The term of the limited liability company shall be perpetual.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation this 5th day of January, 2009.

/s/ Michael Johnson
Michael Johnson
Chief Financial Officer

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:41 PM 09/23/2014
FILED 03:41 PM 09/23/2014
SRV 141209752 - 4023058 FILE

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT CHANGING ONLY THE

REGISTERED OFFICE OR REGISTERED AGENT OF A

LIMITED LIABILITY COMPANY

The limited liability company organized and existing under the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1.                                      The name of the limited liability company is HHI FORGING, LLC.

2.                                      The Registered Office of the limited liability company in the State of Delaware is Changed to Corporation Trust Center 1209 Orange Street (street), in the City of Wilmington, Zip Code 19801. The name of the Registered Agent at such address upon whom process against this limited liability company may be served is THE CORPORATION TRUST COMPANY.

By:	/s/ Liela Morad
Authorized Person

Name:	Liela Morad
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